Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF HALLMARK VENTURE GROUP, INC.

John D. Murphy, Jr., being the Chief Executive Officer and Director of HALLMARK VENTURE GROUP, INC., a corporation (the “Corporation”) duly organized under the Florida Corporation Business Act (the “Act”), does hereby certify that the Amendment herein to the Articles of Incorporation were adopted by the Board of Directors of the Corporation on March 4, 2024 as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by striking the Article thereof numbered “ARTICLE IV” in its entirety and replacing said Article so that, as amended, it shall be and read as follows:

“ARTICLE IV- SHARES”

Section IV.1 Authorized Shares. This Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of stock the corporation is authorized to have is 2,500,100,000 (Two Billion, Five Hundred million One hundred thousand) shares. The total authorized shares shall consist of 2,499,900,000 shares of Common Stock with a par value of .001 and 200,000 shares of Preferred stock with a par value of .001 per share.

Section IV.2. Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholder except as the right to exercise such vote may be limited by the provisions of these Restated Articles or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

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Section IV.3. Reverse Stock Split. Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Florida, a 1-for-500 reverse stock split for each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action of the part of the holders thereof occur (the “Reverse Stock Split”). The par value of the Common Stock shall remain $0.001 per share. This conversion shall apply to all shares of Common Stock. No fractional shares of common stock will be issued to any shareholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

Section IV.4. All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment shall immediately after the filing of this Certificate of Amendment represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Certificate of Amendment. Shares of Common Stock that were outstanding prior to the filing of this Certificate of Amendment, and that are not outstanding after and as a result of the filing of this Certificate of Amendment, shall resume the status of authorized but unissued shares of Common Stock.

Section IV.6. Preferred Stock. The Preferred Stock may be created and issued in one or more classes or series at such time or times and for such consideration as the Board of Directors of the Corporation may determine, from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series.

Section IV.7 Series A Preferred Stock. A series of authorized Preferred Stock is hereby created having the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof are hereby fixed, as follows:

(a) Designation, Par Value and Number. The Preferred Stock shall be divided into series. 200,000 shares of Preferred Stock are to be designated as the “Series A Preferred Stock” par value .001

(b) Voting. Each share of Series A Preferred shall have Super Voting rights of 100,000 votes at any meeting for each 1 share of Series A Preferred held. The holders of the Series A Preferred Stock shall be entitled to notice of all meetings of shareholders and the rights related to voting in accordance with the Act and the Bylaws of the Corporation.

(c) Conversion. Each share of Series A Preferred may be converted into 900 shares of common stock (1:900) conversion rate. The right to convert rests solely upon the holder.

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(d) Dividends. Each holder of Series A Preferred shall be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

(e) Liquidation Preference.

(i) General. In the event of any sale of all or substantially all of the assets of the Corporation, a sale of the Corporation, a dissolution, liquidation, bankruptcy, reorganization or other wind-down of the Corporation, whether voluntary or otherwise (a “Liquidation Event”), after payment or provision for payment of the Corporation’s debts and other liabilities, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of Common Stock, out of the Corporation’s remaining net assets, an aggregate amount equal to $4,000,000.

(ii) Insufficient Funds. If, upon the occurrence of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of the Series A Preferred Stock, the remaining net assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(f) Registration. The holders of the Series A Preferred Stock shall have a right of first refusal to participate in or purchase stock in any registration statement filed by the Corporation.

(g) Transfer. Subject to compliance with federal, state or jurisdictional securities laws, the Series A Preferred Stock are freely assignable and transferable by the holder.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice Pursuant to Section 607.0704 of the Florida Business Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with Sections 607.0205 and 607.0206 of the Florida Business Corporation Act on March 4, 2024.

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IN WITNESS WHEREOF, HALLMARK VENTURE GROUP, INC., has caused this Certificate to be signed by its duly authorized officer this 7th day of March, 2024.

HALLMARK VENTURE GROUP, INC.

By:	_/s/ John D. Murphy, Jr_
John D. Murphy, Jr.
President & CEO

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